Section 2: EX-3.1 (PCBK AMENDED AND RESTATED BYLAWS FOR THE COMPANY)

AMENDED AND RESTATED BYLAWS OF
PACIFIC CONTINENTAL CORPORATION

October 21, 2008

AMENDED AND RESTATED BYLAWS OF
PACIFIC CONTINENTAL CORPORATION
Table of Contents

ARTICLE I.	SHAREHOLDERS	18

SECTION 1.ANNUAL MEETINGS 18
SECTION 2.ADJOURNED MEETINGS 18
SECTION 3.SPECIAL MEETINGS 18
SECTION 4.PLACE OF MEETINGS 18
SECTION 5.NOTICE OF MEETINGS 18
SECTION 6.QUORUM 18
SECTION 7.SHAREHOLDERS OF RECORD 18
SECTION 8.VOTING OF SHARES 19
SECTION 9.PROXIES 19
SECTION 10.BUSINESS AT MEETING 19
SECTION 11.INSPECTORS 20

ARTICLE II.	DIRECTORS	20

SECTION 1.NUMBER 20
SECTION 2.ORGANIZATION 20
SECTION 3.MEETINGS 20
SECTION 4.SPECIAL MEETINGS 20
SECTION 5.PLACE OF MEETINGS 20
SECTION 6.WAIVER OF NOTICE 21
SECTION 7. QUORUM 21
SECTION 7.ACTION WITHOUT A MEETING 21
SECTION 8.QUORUM 21
SECTION 9.DUTIES OF THE CHAIR OF THE BOARD OF DIRECTORS 21
SECTION 10.DUTIES OF THE VICE CHAIR OF THE BOARD OF DIRECTORS 21
SECTION 11.OTHER DUTIES OF DIRECTORS 21
SECTION 12.RETIREMENT OF DIRECTORS 21
SECTION 13.VACANCIES 21
SECTION 14.COMMITTEES 21
SECTION 15.COMPENSATION 22
SECTION 16.ELECTION OF DIRECTORS 22

ARTICLE III.	OFFICERS	23

SECTION 1.DESIGNATION AND QUALIFICATION 23
.	SECTION 2. TERM 23
SECTION 3. REMOVAL 23
SECTION 2.TERM 23
SECTION 3.REMOVAL 23
SECTION 4.DUTIES OF THE CHIEF EXECUTIVE OFFICER 23
SECTION 5.DUTIES OF THE PRESIDENT 23
SECTION 6.DUTIES OF THE VICE PRESIDENT 23
SECTION 7.DUTIES OF THE SECRETARY 23
SECTION 8.DUTIES OF OTHER OFFICERS 23
SECTION 9.OFFICIAL BONDS 24

ARTICLE IV.	CORPORATE SEAL 24

SECTION 1.CORPORATE SEAL 24

ARTICLE V.	CERTIFICATES AND TRANSFER OF SHARES 24

SECTION 1.CERTIFICATES FOR SHARES 24
SECTION 2.STOCK TRANSFERS 24
SECTION 3.LOST, STOLEN OR DESTROYED CERTIFICATES 24

ARTICLE VI.	AMENDMENTS 24
SECTION 1.AMENDMENTS

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AMENDED AND RESTATED BYLAWS OF
PACIFIC CONTINENTAL CORPORATION

ARTICLE I.SHAREHOLDERS

SECTION 1. ANNUAL MEETINGS±.  An annual meeting of the shareholders will be held within one hundred twenty (120) days after the close of the fiscal year of the corporation.  At the annual meeting, the shareholders will elect a Board of Directors and transact any other business that may legally come before the meeting.

SECTION 2. ADJOURNED MEETINGS±.  If for any cause an election of directors is not held at the annual meeting provided for in Section 1, such meeting may be adjourned to a future date.

SECTION 3. SPECIAL MEETINGS±.  Special meetings of the shareholders may be called by the Chairman, Chief Executive Officer, President, by a majority of the Board of Directors, or by the holders of not less than ten percent (10%) of the outstanding capital stock of the corporation.  The record date for determining shareholders entitled to demand a special meeting is the date the first shareholder signs a demand.  The Board of Directors will have the authority to designate the time and place of such a meeting.  No business other than that stated in the notice of the meeting will be transacted at any special meeting.

SECTION 4. PLACE OF MEETINGS±.  Meetings of the shareholders will be held at the principal office of the corporation or any other place designated by the Board of Directors.

SECTION 5. NOTICE OF MEETINGS±.  Written or printed notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, will be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally, by mail, electronic transmission or other legally authorized method of delivery, by or at the direction of the Chief Executive Officer, the President, the Secretary, the Board of Directors or the persons calling the meeting, to each shareholder of record entitled to vote at the meeting.  If mailed, the notice will be deemed to be given when deposited in the United States mail, with postage prepaid, addressed to the shareholder at that shareholder's address as it appears on the stock transfer books of the corporation.

SECTION 6. QUORUM±.

a. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at any shareholders' meeting.  If a person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened, the shares held by that person or represented by a proxy given to that person will not be included for purposes of determining whether a quorum is present.  The persons present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough persons to leave less than a quorum.

b. In the absence of a quorum, a majority of the shares represented in person or by proxy may adjourn the meeting from time to time until a quorum will attend.  Any business that might have been transacted at the original meeting may be transacted at the adjourned meeting if a quorum exists.

SECTION 7. SHAREHOLDERS OF RECORD±.  The persons entitled to receive notice of and to vote at any shareholders' meeting or any adjournment thereof will be those persons designated as shareholders in the stock transfer books of the corporation on the date of mailing of the notice of the meeting or on such other date as determined in advance by the Board of Directors, which date will be not more than seventy (70) nor less than ten (10) days before the meeting.  Such a determination of shareholders entitled to vote at any meeting of shareholders will apply to any adjournment thereof.

SECTION 8. VOTING OF SHARES±.

a. Each shareholder will be entitled to one (1) vote on each matter submitted to a vote at a meeting of the shareholders for each share of voting stock standing in the name of the shareholder on the stock transfer books of the corporation.

b. Shares held in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine.

c. Shares held by a personal representative, administrator, executor, guardian or conservator may be voted by that person, either in person or by proxy, without a transfer of such shares into the name of that person.  Shares held in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee will be entitled to vote shares held by that trustee without a transfer of such shares into the name of the trustee.

d. Shares standing in the name of a receiver may be voted by such receiver, and shares, held by or under the control of a receiver may be voted by such receiver without the transfer thereof into that receiver's name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

e. A shareholder whose shares are pledged will be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee will be entitled to vote the shares so transferred.

f. Redeemable shares will not be entitled to vote on or after the date on which notice of redemption is mailed to the holders of redeemable shares and a sum sufficient to redeem such shares has been deposited with a corporation, trust company or other financial institution with irrevocable instructions and authority to pay the redemption price to the holder, upon surrender of the shares.

g. Shares of its own stock held by the corporation in a fiduciary capacity, or shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation, will not be voted at any meeting or included in determining the total number of outstanding shares at any given time, unless under the terms of the trust in which such shares are held the manner in which such shares will be voted may be determined by the trustee, by a donor or beneficiary of the trust or by some other person named in the trust and unless such shares are actually voted in the manner determined or directed by the trustee, donor, beneficiary or other person so authorized.

SECTION 9. PROXIES±.  A shareholder may vote in person or by proxy executed in writing by the shareholder or by the duly authorized attorney-in-fact of the shareholder.  No proxy will be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.

SECTION 10. BUSINESS AT MEETING±.  At an annual meeting of the shareholders, only such business will be conducted as will have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be:  (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a shareholder.  For nominations or other business to be properly brought before a shareholders meeting by a shareholder pursuant to clause (C) of the preceding sentence, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for shareholder action.  To be timely for purposes of advance notice requirements, a shareholder’s proposal must be delivered to the Secretary at the principal executive offices of the corporation not less than one hundred twenty (120) calendar days in advance of the first anniversary of the date the corporation's proxy statement was mailed to shareholders for the preceding year's annual meeting.  In no event will the public announcement of an adjournment of a shareholders meeting commence a new time period for the giving of a shareholder's notice as described above.  A shareholder's notice to the secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting:  (a) a brief description of the business desired to be brought before the meeting, (b) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (c) the class number of shares of the corporation which are owned beneficially by such shareholder, (d) any material interest of the shareholder in such business, and (e) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act") (or any successor thereto) in such shareholder's capacity as a proponent of a shareholder proposal.  Notwithstanding anything in these Bylaws to the contrary, no business will be conducted at any annual meeting except in accordance with the procedures set forth in this section.  The Chair of the annual meeting will, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this section, and, if the Chair should so determine, he or she will so declare at the meeting that any such business not properly brought before the meeting will not be transacted.

SECTION 11. INSPECTORS±.  An appropriate number of inspectors for any meeting of shareholders shall be appointed by the Chairman of such meeting.  Inspectors so appointed will (i) ascertain the number of shares outstanding; (ii) determine the shares represented at the meeting; (iii) determine the validity of proxies and ballots; (iv) count all votes; and (v) determine the results.

ARTICLE II.DIRECTORS

SECTION 1. NUMBER±.  The business and affairs of the corporation will be managed and controlled by a board of six (6) to fifteen (15) directors, the exact number to be established by resolution of the Board of Directors.  Each director will hold office as set forth in the Articles of Incorporation, and until that director’s successor has been elected and qualified, or until that director's death or until that director resigns or is removed in accordance with the provisions of these bylaws.

SECTION 2. ORGANIZATION±.  As soon as practicable after the time of their election, the directors will meet for the purpose of organization and election of a Chair and Vice Chair of the Board and executive officers hereinafter specified, and to conduct such other business as may come before the meeting.

SECTION 3. MEETINGS±.  The Board of Directors will meet on a regular basis.  Each director will be charged with notice of the time and place of such regular meetings unless the time and place of such meeting is changed at a meeting in which the directors are not all present.  In such case, any absent director will be entitled to the notice provided for special meetings under Section 4 of this Article.  A director who is absent from a meeting of the Board of Directors may record his or her approval or disapproval of actions taken at that meeting by so indicating on the minutes of that meeting, and affixing his or her signature thereto.

SECTION 4. SPECIAL MEETINGS±.  Special meetings of the Board of Directors may be held from time to time upon the call of the Chair or Vice Chair of the Board, Chief Executive Officer, President, Chief Financial Officer,  or upon the call of not less than one-half (1/2) of the duly elected, qualified and acting directors.  Notice of such meeting will be given by the person or persons calling the meeting by mail not later than two (2) days before the time for such meeting or in person, or by telephone no later than twenty-four (24) hours before the time fixed for such meeting.  The presence or consent of any director will constitute a waiver of the notice of such meeting.

SECTION 5. PLACE OF MEETINGS±.  Meetings of the Board of Directors will be at the registered office of the corporation or any other place designated by the Board of Directors.  Meetings of the Board of Directors may be held by means of video conference, telephone or similar communications equipment which allows all persons participating in the meeting to hear each other.  Participation in a meeting pursuant to the provisions of the preceding sentence will constitute presence in person at the meeting.

SECTION 6. WAIVER OF NOTICE±.  Attendance of a director at a meeting will constitute a waiver of notice of that meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

SECTION 7. ACTION WITHOUT A MEETING ±.

a. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board.  The action must be evidenced by one or more written-consents describing the action taken, signed by each director and included in the minutes or filed with the corporate records reflecting the action taken.

b. Action taken under this Section is effective when the last director signs the consent, unless the consent specifies an earlier or later effective date.

c. A consent signed under this Section has the effect of a meeting vote and may be described as such in any document.

SECTION 8. QUORUM±.  A quorum of the Board of Directors will consist of a majority of the members of the Board of Directors.  Less than a quorum may adjourn any meeting of the Board of Directors.

SECTION 9. DUTIES OF THE CHAIR OF THE BOARD OF DIRECTORS±

a. Chair, whenever present, all Board Meetings.

b. Chair, whenever present, all Executive Committee Meetings.

c. Perform such other duties as the Board of Directors may, from time to time, prescribe.

SECTION 10. DUTIES OF THE VICE CHAIR OF THE BOARD OF DIRECTORS±.  The Vice Chair will perform the duties of the Chair in the event of his or her absence or disqualification or inability to perform the duties of the office of Chair.

SECTION 11. OTHER DUTIES OF DIRECTORS±.  The Board of Directors will have the power to establish policies for the corporation and the general or particular manner in which the business and affairs of the corporation will be conducted.

SECTION 12. RETIREMENT OF DIRECTORS±.  The Board of Directors shall have the power to establish practices for retirement, term limits, and director tenure rights.

SECTION 13. VACANCIES±.  A vacancy in the Board of Directors will exist upon the death, resignation or removal of any director.  Vacancies in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, at a meeting of the Board of Directors after the vacancy occurs.  Each director so elected and approved will hold office until the next shareholder meeting at which directors are elected and until such director's qualified successor is elected and accepts office.

SECTION 14. COMMITTEES±.

a. Committees.  The Board of Directors may create one or more committees and appoint members of the Board to serve on them consistent with applicable laws, regulations and committee charters.  Each committee shall have two or more members, who serve at the pleasure of the Board.  The creation of a committee and appointment of members to it must be approved by a majority of all the directors in office when the action is taken.

b. Governance.  The provisions of the Articles of Incorporation and these Bylaws governing meetings, action without meetings, notice, waiver of notice and quorum and voting requirements of the Board of Directors apply to committees and their members as well.  Except as provided in Subsection (c) of this Section 14, to the extent specified by the Board of Directors or in the Articles of Incorporation, each committee may exercise the authority of the Board.

c. Excluded Activities.  A committee may not:

(1)	Authorize distributions;

(2)	Approve or propose to shareholders actions that are required to be approved by shareholders;

(3)	Fill vacancies on the Board of Directors or on any of its committees; or

(4)	Adopt, amend or repeal bylaws.

SECTION 15. COMPENSATION±.  The Board of Directors, by resolution adopted by a majority of the entire Board, may establish the amount and form of compensation to be paid to its directors. to be paid to its directors.

SECTION 16. ELECTION OF DIRECTORS±.  Only persons who are nominated in accordance with the procedures set forth in this section will be eligible for election as directors.  Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this section.  Such nominations, other than those made by or at the direction of the Board of Directors, must be in writing and delivered to the Secretary at the principal executive offices of the corporation not less than one hundred twenty (120) calendar days in advance of the first anniversary of the date the corporation's proxy statement was mailed to shareholders for the preceding year's annual meeting.  In no event will the public announcement of an adjournment of a shareholders meeting commence a new time period for the giving of a shareholder's notice as described above.  Such shareholder's notice must set forth (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director:  (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (or any successor thereto) (including without limitation such person's written consent to being name in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such shareholder giving notice:  (X) the name and address, as they appear on the corporation's books, of the shareholder, (Y) the class and number of shares of the corporation which are owned beneficially by such shareholder, and (Z) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the 1934 Act (or any successor thereto) in such shareholder's capacity as a proponent of a shareholder nomination.  At the request of the Board of Directors, any person nominated by a shareholder for election as a director will furnish to the secretary of the corporation that information required to be set forth in the shareholder's notice of nomination which pertains to the nominee.  No person will be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this section.  Upon the receipt of a shareholder nomination made in accordance with the procedures prescribed by these Bylaws, such nomination shall be evaluated by the corporation’s Governance/Nominating Committee (or any successor thereto) in accordance with its evaluation procedures, in order to determine whether such nominee should be included in the slate of persons recommended by the Board of Directors to the Corporation’s shareholders for election at the next annual meeting.  The Chair of the meeting will, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the Chair so determines, he or she will so declare at the meeting, and the defective nomination will be disregarded.

ARTICLE III.OFFICERS

SECTION 1. DESIGNATION AND QUALIFICATION±.  The officers of the corporation will be a Chief Executive Officer, who will also be a director, a President, one (1) or more vice presidents, a Secretary and all other necessary officers who may, at any time, be appointed or elected by the Board of Directors.

SECTION 2. TERM±.  Each officer will hold office until the successor for that officer has been appointed and qualified or until such officer's death, resignation, or removal in accordance with the provisions of these Bylaws.  The Board of Directors will fill any vacancy occurring in any such office.

SECTION 3. REMOVAL±.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors or the appointing officer, with or without cause, whenever in its judgment the best interests of the corporation will thereby be served.  Such removal will be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent will not, of itself, create contract rights.

SECTION 4. DUTIES OF THE CHIEF EXECUTIVE OFFICER±.  It will be the duty of the Chief Executive Officer to preside at all meetings of the shareholders and to preside at all meetings of the directors in the absence of the Chair and Vice Chair of the Board.  The Chief Executive Officer will perform all such other duties as the Board of Directors may, from time to time, prescribe or as maybe required by law.

SECTION 5. DUTIES OF THE PRESIDENT±.  The President shall perform all such other duties as the Board of Directors or Chief Executive Officer may, from time to time, prescribe or as may be required by law.  In the absence of the Chief Executive Officer the President is designated to perform all the duties of the Chief Executive Officer.

SECTION 6. DUTIES OF THE VICE PRESIDENT±.  Each Vice President will have such powers and duties as may be assigned by the Board of Directors, the Chief Executive Officer or the President.

SECTION 7. DUTIES OF THE SECRETARY±.  The Secretary will be responsible for keeping accurate minutes of all meetings of the corporation's Board of Directors and shareholders.  The Secretary will be custodian of the corporate seal, if any, and the records of the corporation and shall attest the signature of the Corporation when required to do so in the usual course of business and pursuant to law.  The Secretary will perform such other duties as the Board of Directors may, from time to time, prescribe or as may be required by law.

SECTION 8. DUTIES OF OTHER OFFICERS±.  Other officers appointed by the Board of Directors will exercise such powers and perform such duties as pertaining to their specific offices, or as may otherwise be conferred upon, or assigned to them by the Board of Directors, the Chief Executive Officer or the President of the corporation.

SECTION 9. OFFICIAL BONDS±.  Satisfactory bonds for the faithful performance of duties may be required for all officers and employees.  Such bonds will be approved by the Board of Directors.

ARTICLE IV.CORPORATE SEAL

SECTION 1. CORPORATE SEAL±.  If the Board of Directors elects to use a corporate seal for the corporation, such seal will be a circle, in the margin of which will appear the words "Pacific Continental Corporation, Eugene, Oregon", and in the center the words "Corporate Seal."

ARTICLE V.CERTIFICATES AND TRANSFER OF SHARES

SECTION 1. CERTIFICATES FOR SHARES±.  The shares of the corporation shall be represented by certificates unless, by resolution of the Board of Directors, the issuance of some or all of the shares of any or all of the corporation’s classes or series of stock without certificates is authorized.  Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the corporation.  Notwithstanding such authorization, upon written request of a shareholder, the corporation shall issue to such shareholder a certificate representing such shareholders’ shares.  Each certificate must be signed, either manually or in facsimile, by any two officers designated by the Board of Directors.  Each certificate will state upon its face all information required by law or otherwise determined to be necessary or appropriate.

SECTION 2. STOCK TRANSFERS±.  Shares of stock will be transferable on the books of the corporation, and a transfer book will be kept in which all transfers of stock will be recorded.  Every person becoming a shareholder by such transfer will, in proportion to his or her shares, succeed to all rights of the prior holder of such shares.  The Board of Directors may impose conditions upon the transfer of the stock reasonably calculated to simplify the work of the corporation for stock transfers, voting at shareholder meetings, and related matters, and to protect it against fraudulent transfers.

SECTION 3. LOST, STOLEN OR DESTROYED CERTIFICATES±.  In the event a certificate is lost, stolen or destroyed, the Chief Executive Officer, President, Secretary, or other authorized officer may, upon satisfactory proof of such loss, theft or destruction, and upon receipt of satisfactory indemnity from the shareholder, authorize the issuance of a new certificate.

ARTICLE VI.AMENDMENTS

SECTION 1. AMENDMENTS±.  These bylaws may be altered, amended or repealed by a majority vote of the Board of Directors at any regular meeting of the Board of Directors or any special meeting called for that purpose.

These Amended and Restated Bylaws, which supersede and replace all previous Bylaws of the corporation, were adopted by a resolution of the Board of Directors on October 21, 2008.
By: /s/Hal Brown
Hal Brown
Chief Executive Officer

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